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EXHIBIT 2

ABER DIAMOND CORPORATION

PROXY SOLICITED BY MANAGEMENT
AND THE BOARD OF DIRECTORS

Annual Meeting of Shareholders on June 7, 2006

        The undersigned shareholder of Aber Diamond Corporation (the "Corporation") hereby nominates, constitutes and appoints Robert A. Gannicott, or failing him, Lars-Eric Johansson, both directors of the Corporation, or instead of either of them                                     , as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the annual meeting of shareholders of the Corporation to be held on the 7th day of June, 2006 (the "Meeting") to be held at the Toronto Board of Trade, 1 First Canadian Place, Toronto, Ontario, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below.

1.	For the election of the following persons as directors of the Corporation, to hold office until the next annual meeting of shareholders or until their successors are elected:
Robert A. Gannicott, Lars-Eric Johansson, Lyndon Lea, Laurent E. Mommeja, Thomas J. O'Neill, J. Roger B. Phillimore, Eira M. Thomas and John M. Willson
VOTE FOR ☐ WITHHOLD VOTE ☐
2.	For the re-appointment of KPMG LLP, Chartered Accountants, as auditors of the Corporation and the authorization of the directors to fix their remuneration.
VOTE FOR ☐ WITHHOLD VOTE ☐
This proxy revokes and supersedes all proxies of earlier date.
DATED this day of , 2006.

Signature of Shareholder

Name of Shareholder (print)

        The shares represented by this proxy will be voted in accordance with the instructions given on any vote or ballot called at the Meeting. Unless a specific instruction is indicated, said shares will be voted for confirmation and/or approval of the matters referred to on the reverse side hereon.

        This proxy confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the notice of meeting or any other matter which may properly come before the Meeting and in such manner as such nominee in his judgment may determine.

        A shareholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling the name of such person in the blank space provided and striking out the names of management's nominees, or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

        To be valid, this proxy must be deposited at the office of CIBC Mellon Trust Company at 200 Queen's Quay East, Unit 6, Toronto, Ontario, Canada, M5A 4K9, no later than 5:00 p.m. (Toronto time) on June 5, 2006 or if the Meeting is adjourned, no later than 10:00 a.m. (Toronto time) on the last business day preceding the day on which the Meeting is adjourned.

        If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of management of the Corporation.

        THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2006. THE ATTENTION OF SHAREHOLDERS IS DIRECTED TO THE MANAGEMENT PROXY CIRCULAR WHICH ACCOMPANIES THIS FORM OF PROXY.

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PROXY SOLICITED BY MANAGEMENT AND THE BOARD OF DIRECTORS
Annual Meeting of Shareholders on June 7, 2006